Exhibit 10.15
FORM OF GRUBB & ELLIS COMPANY
RESTRICTED SHARE AGREEMENT
FOR OUTSIDE DIRECTORS
     This Agreement is dated as of ___, by and between Grubb & Ellis Company, a Delaware corporation having an address at 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062 (the “Company”), and ___, an individual having an address at ___(“Director”).
WITNESSETH:
     WHEREAS, Director is a member of the Board of Directors of the Company (the “Board”) who is not an officer or employee of the Company;
     WHEREAS, in recognition of the increasing responsibilities and liabilities imposed on directors of public companies and in order to more closely align the compensation of outside directors with that of other similarly situated corporations, the Company has determined it would be to the advantage and in the best interests of the Company and its stockholders to grant to Director $50,000 worth of restricted shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) pursuant to the Company’s Restricted Share Program for Outside Directors as an additional inducement for the Director to provide his services to the Company and as an incentive for him to increase his efforts on behalf of the Company; and
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties to this Agreement hereby agree as follows:
     I. RESTRICTED STOCK GRANT; DEFINED TERMS
     The Company hereby grants to Director on the date hereof (the “Grant Date”), subject to the terms and conditions hereinafter set forth, ___restricted shares of Common Stock (the “Restricted Shares”) having an aggregate fair market value of $50,000 as of the close of business on the trading day immediately preceding the date hereof.
     II. VESTING OF RESTRICTED SHARES
     All of the Restricted Shares granted to Director shall vest three years from the date hereof (the “Vesting Date”). Accordingly, for purposes of this Section II, the Vesting Date shall be ___. Upon leaving the Board, all Restricted Shares that have already been granted to the departing Director will continue to vest in accordance with the foregoing three-year vesting schedule.
     III. CHANGE IN CONTROL; EQUITY ACCUMULATION

     a.    Change of Control. Upon a Change of Control, the vesting schedule of all Restricted Shares shall be accelerated and all Restricted Shares shall simultaneously and automatically become fully vested upon the closing of the Change of Control transaction as if the date of the closing of the Change in Control transaction were the Vesting Date.
     For purposes of this Agreement, the term “Change in Control” shall mean any of the following: (a) a transaction or series of transactions which results in the stockholders of Company, immediately prior to any such transaction or series of transaction, failing to beneficially own, immediately after the effective time of such transaction, securities of Company representing more than fifty percent (50%) of the combined voting power of Company’s then outstanding securities necessary to elect a majority of the Company’s directors, (b) Company shall in one transaction or a series of transactions effect a merger, consolidation, or exchange of its securities with any other entity which results in the stockholders of Company immediately before the effective time of such transaction failing to beneficially own, immediately after the effective time of such transaction, securities representing more than fifty percent (50%) of the combined voting power of the merged, combined or new entity’s outstanding securities necessary to elect a majority of the directors of the merged, combined or new entity, or (c) any person or entity, or persons or entities, acquires in a transaction or series of transactions, substantially all the assets of the Company.
     b.    Equity Accumulation. Director is required to accumulate an equity position in the Company over five years in an amount equal to $200,000 worth of Common Stock. Shares of common stock acquired by Director pursuant to this Agreement can be applied toward this equity accumulate requirement.
     IV. REPRESENTATION AND WARRANTIES OF DIRECTOR; RIGHTS AS STOCKHOLDER
     Director represents, warrants and agrees that he is acquiring the Restricted Shares solely for his own account, with the present intention of holding the Restricted Shares for investment purposes, and with no present intention of allowing others to participate in the acquisition or the reselling thereof or otherwise participating, directly or indirectly, in a distribution of the Restricted Shares; and Director shall not make any sale, transfer or other disposition of the Restricted Shares without registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and all applicable state securities laws, unless an exemption from registration is available under those laws. Upon the vesting of any Restricted Shares hereunder, Director shall be entitled to the rights of a stockholder of the Company in accordance with the Certificate of Incorporation and Bylaws of the Company.
     V. ADJUSTMENTS IN SHARES
     If there should be any change in a class of the equity securities of the Company which are the subject of the grant of Restricted Shares hereunder through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend or other change in the corporate structure of the Company, the Company shall make appropriate adjustments in order to preserve, but not to increase, the benefits to Director, including adjustment in the number of Restricted Shares subject to any grant hereunder. Any adjustment made pursuant to this Section as a consequence of a change in the corporate structure of the Company shall not entitle Director to acquire a percentage ownership of the Company or any successor entity greater than Director would receive, prior to such change; however, Director shall only be required to reduce his ownership percentage in any new merged or consolidated entity of which the Company may become a part to the same extent as all other existing stockholders of the Company are then obligated to do so.
     VI. LIMITATION ON TRANSFER AND ASSIGNABILITY
     The grant of Restricted Shares under this Agreement is personal to Director and neither the grant nor any right hereunder shall be transferable or assignable by Director, either voluntarily or involuntarily, or by operation of law or otherwise. In the event of any attempt by Director to alienate, assign, pledge, hypothecate, or otherwise dispose of the grant of Restricted Shares hereunder or of any right hereunder, except as provided in this Agreement, or in the event of the levy of any attachment, divorce proceedings, execution or similar process upon the rights or interest hereby conferred, the Company, at its election, may terminate this Agreement in whole or in part with respect to all Restricted Shares and neither the Director nor any other person shall have the right to vest in such Restricted Shares at any time.
     VII. LEGEND
     Each share certificate granted under this Agreement shall bear a legend indicating that it is “Restricted Shares” on the front of the certificate and shall bear a legend on the back substantially in the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (COLLECTIVELY, THE “SECURITIES ACT”) OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED, SOLD, PLEDGED, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COMPANY’S COUNSEL THAT THERE IS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.”
     VIII. SECTION 83(B) ELECTION

     Director may elect, within 30 days of the date of the Grant Date pursuant to Section 83(b) of the Internal Revenue Code, to include in his income the fair market value of the shares covered by this Agreement in the taxable year of grant. If Director makes such as election, Director shall notify the Company by simultaneously submitting to the Company at the same time as Director submits to the Internal Revenue Service a copy of the statement filed with the Internal Revenue Service in which the Director makes such election.
     IX. RESTRICTED SHARE CERTIFICATES TO BE HELD BY THE COMPANY
     Certificates for or all of the Restricted Shares shall be held by the Company until such Restricted Shares vest and will be transferred to the Director only after satisfaction of all federal, state and local income and employment tax withholding liabilities that arise either on account of the Section 83(b) election or upon the vesting of the shares.
     X. GENERAL RESTRICTIONS
     The Company shall not be required to deliver any share certificate until it has been furnished with such opinion, representation or other document as it may deem necessary, in its reasonable, good faith judgment, to insure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction over the Company, the Director, or the Restricted Shares awarded under this Agreement or any interest therein.
     XI. NOTICES
     All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company, to the attention of its Chief Executive Officer at the address first set forth above, with a copy simultaneously by like means to the attention of General Counsel of the Company at the address set forth above, (b) if to Director, at the address first set forth above, (c) or such other address as either party to this Agreement may hereafter designate in writing to the other. All such notices and communications (and deliveries) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five (5) days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.
     XII. DESCRIPTIVE HEADINGS, ETC.
     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (5) “or” is not exclusive; and (6) provisions apply to successive events and transactions.
     XIII. GOVERNING LAW; DISPUTE RESOLUTION
     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois (without giving effect to such State’s the conflict of laws principles thereof). All claims or disputes arising from the interpretation or enforcement of the provisions of this Agreement shall be resolved in accordance with the provisions of the Employment Agreement.
     XIV. ASSIGNMENT
     Director may not assign, transfer or otherwise encumber this Agreement or any right or interest herein in any fashion whatsoever and this Agreement shall be binding upon the successors and assigns of the Company.
     XV. ENTIRE AGREEMENT
     This Agreement sets forth the entire and only agreement or understanding between Director and the Company relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, correspondence, commitments and representations in respect thereof among them and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.
     XVI. AMENDMENTS
     This Agreement and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, except by written instrument duly executed by the party against which enforcement of such amendment, modification, supplement, termination or consent to departure is sought.
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     IN WITNESS WHEREOF, the Company and the Director have caused this Restricted Stock Agreement to be executed on the date first set forth above.
GRUBB & ELLIS COMPANY

Director